SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
       Date of Report (Date of earliest event reported): February 6, 2000


                            One Valley Bancorp, Inc.
             (Exact name of registrant as specified in its charter)



West Virginia                     0-10042                    55-0609408
(State or other            (Commission File Number)          (I.R.S.
jurisdiction of                                              Employer
incorporation or                                             Identification No.)
organization)

               One Valley Square, Charleston, West Virginia 25326
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (304) 348-7000
              (Registrant's telephone number, including area code)


                                 Not applicable
      (Former name, address, and fiscal year, if changed since last report)


                            One Valley Bancorp, Inc.

Item 5.  Other Events.

         On February 6, 2000, One Valley Bancorp, Inc. ("Registrant") and BB&T Corporation ("BB&T") entered into an Agreement and Plan of Reorganization ("Merger Agreement"). Pursuant to the Merger Agreement, the Registrant will merge into BB&T with BB&T as the surviving corporation ("Merger"). At the effective time of the Merger, each share of the Registrant's issued and outstanding common stock will be converted into 1.28 shares of BB&T's common stock (or cash in lieu of fractional shares otherwise deliverable in respect thereof). The Merger, which was approved by the boards of directors of both companies, is subject to normal regulatory approvals and the approval of the shareholders of the Registrant.

         Simultaneously with the execution of the Merger Agreement, the Registrant also entered into a Stock Option Agreement with BB&T. Pursuant to the terms and conditions set forth in the Stock Option Agreement, the Registrant granted BB&T an irrevocable option to purchase up to 6,700,000 shares, subject to certain adjustments, of the Registrant's common stock at a price per share of $29.75, exercisable under certain circumstances.

         Shareholders of the Registrant received a regular quarterly dividend in January, 2000. It is anticipated that shareholders of the Registrant will receive a second regular quarterly dividend from the Registrant in April, 2000. Depending upon the timing of the closing of the Merger, a third quarterly dividend will be paid in either July or August by either the Registrant or BB&T. Thereafter, regular quarterly dividends will be paid by BB&T, and it is anticipated that the fourth quarterly dividend will be paid in November, 2000. As a result, shareholders of the Registrant are expected to receive four dividend payments in 2000.

         Attached and incorporated herein by reference in their entirety as Exhibits 2.1, 2.2 and 99.1, respectively, are copies of the Merger Agreement, the Stock Option Agreement, and the press release of the Registrant in connection with the Merger, previously filed on a Form 8-K on February 7, 2000.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Exhibits:

            Exhibit No.  Description
            -----------  -----------

               2.1 Agreement and Plan of Reorganization, dated as of February 6, 2000, between One Valley Bancorp, Inc., a West Virginia corporation, and BB&T Corporation, a North Carolina corporation.

               2.2 Stock Option Agreement, dated as of February 6, 2000, between One Valley Bancorp, Inc., a West Virginia corporation, and BB&T Corporation, a North Carolina corporation.

               99.1      Press Release, dated February 7, 2000.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       ONE VALLEY BANCORP, INC.
                                       (Registrant)


Dated:  February 14, 2000              By: /s/ Laurance G. Jones
                                          ---------------------------------
                                          Name:  Laurance G. Jones
                                          Title: Executive Vice President and
                                                  Chief Financial Officer






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


                                  EXHIBIT INDEX


               2.1 Agreement and Plan of Reorganization, dated as of February 6, 2000 between One Valley Bancorp, Inc., a West Virginia corporation, and BB&T Corporation, a North Carolina corporation.

               2.2 Stock Option Agreement, dated as of February 6, 2000 between One Valley Bancorp, Inc., a West Virginia corporation, and BB&T Corporation, a North Carolina corporation.

               99.1      Press Release, dated February 7, 2000.





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